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                                                                 EXHIBIT (e)(29)

                                 AMENDMENT NO. 3
                                     to the
                         REGISTRATION RIGHTS AGREEMENT
                        dated as of May 16, 2001 between
                         NEXT LEVEL COMMUNICATIONS, INC
                                       and
                                  MOTOROLA, INC


          This AMENDMENT NO. 3, dated as of October 22, 2002, is entered into in respect of the Registration Rights Agreement dated as of May 16, 2001, as amended by Amendment No. 1 dated as of October 24, 2001 and Amendment No. 2 dated as of December 11, 2001 (the "Registration Rights Agreement") between NEXT LEVEL COMMUNICATIONS, INC., a Delaware corporation ("Next Level") and MOTOROLA, INC., a Delaware corporation ("Motorola").


          WHEREAS, in connection with Amendment No. 7 dated concurrently herewith to the Credit Agreement dated as of May 16, 2001, by and between Next Level and Motorola (the "Credit Agreement"), Next Level has granted to Motorola warrants to purchase Three Million (3,000,000) shares of Common Stock, par value $0.01 per share, of Next Level (as further defined herein, the "Common Stock") subject to the terms and conditions set forth therein.

          In connection therewith, Next Level and Motorola hereby agree to amend the Registration Rights Agreement as follows:

                                    Section 1
                                   Definitions

          Except as otherwise provided herein, terms defined in the Registration Rights Agreement are used herein as defined there.

                                    Section 2
                                    Amendment

          2.1 The second paragraph of the recitals to the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

     WHEREAS, in connection with the Credit Agreement dated as of May 16, 2001, by and between Next Level and Motorola (the "Credit Agreement"), Next Level has granted to Motorola warrants to purchase Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock, par value $0.01 per share, of Next Level (as further defined herein, the "Common Stock") subject to the terms and conditions set forth therein; and

     WHEREAS, in connection with Motorola's guarantee (the "Motorola Guarantee") of Next Level's obligation to the Northwestern Mutual Life Insurance Company, which obligation was incurred by Next Level in connection with a Twenty Million Dollar ($20,000,000) real estate financing, Next Level has granted to Motorola warrants to purchase an additional Four Hundred Thousand (400,000) shares of the Common Stock, par value $0.01 per share, of Next Level, subject to the terms and conditions set forth therein;

     WHEREAS, in connection with Amendment No. 4 dated as of December 11, 2001 to the Credit Agreement dated as of May 16, 2001, by and between Next Level and Motorola (as amended from time to time, the "Credit Agreement"), Next Level has granted to Motorola warrants to purchase

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     Two Million Five Hundred Thousand (2,500,000) shares of Common Stock, par value $0.01 per share, of Next Level, subject to the terms and conditions set forth therein; and

     WHEREAS, in connection with Amendment No. 7 dated as of October 22, 2002 to the Credit Agreement dated as of May 16, 2001, by and between Next Level and Motorola (as amended from time to time, the "Credit Agreement"), Next Level has granted to Motorola warrants to purchase Three Million (3,000,000) shares of Common Stock, par value $0.01 per share, of Next Level, subject to the terms and conditions set forth therein (such warrants, together with the warrants previously issued pursuant to the Credit Agreement, are referred to collectively, as the "Warrants," as such term is further defined below);

                                    Section 3
                                  Miscellaneous

          Except as expressly herein provided, the Registration Rights Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 may be executed and delivered by facsimile. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

NEXT LEVEL COMMUNICATIONS, INC.

By:                /s/ signature
                  __________________

                  Name:_____________

                  Title:____________

MOTOROLA, INC.

By:                /s/ signature
                  __________________

                  Name:_____________

                  Title:____________


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